UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 31, 2008

Commission	Registrant, State of Incorporation,	I.R.S. Employer
File Number	Address and Telephone Number	Identification No.

1-8809	SCANA Corporation	57-0784499
(a South Carolina corporation)
1426 Main Street, Columbia, South Carolina 29201
(803) 217-9000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	OTHER EVENTS.

SCANA Corporation (SCANA) entered into an underwriting agreement dated December 31, 2008 (the “Underwriting Agreement”), between SCANA and Morgan Stanley & Co. Incorporated, individually and acting as representative for the underwriters named therein (the “Underwriters”), related to the sale of 2,500,000 shares of SCANA’s Common Stock at a price per share of $35.50. Under the Underwriting Agreement, the Underwriters have a 30-day option to purchase up to an additional 375,000 shares solely to cover over-allotments.  The Underwriters have elected to exercise their option and purchase all of such additional shares.

This Current Report on Form 8-K is being filed for the purpose of filing exhibits to the Registration Statement on Form S-3 (File No. 333-145208) relating to the offering of SCANA’s Common Stock (the “Registration Statement”). A copy of the Underwriting Agreement is filed as Exhibit 1.01 and certain information relating to Item 14 - “Other Expenses of Issuance and Distribution”, relating to the Registration Statement, is filed as Exhibit 99.01.

Item 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	1.01	Underwriting Agreement dated December 31, 2008 between SCANA Corporation and Morgan Stanley & Co. Incorporated, individually and acting as representative for the underwriters named therein.

	99.01	Information Relating to Item 14 – Other Expenses of Issuance and Distribution, relating to Registration Statement on Form S-3 (File No. 333-145208).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SCANA Corporation
(Registrant)

January 2, 2009	By:	/s/ James E. Swan, IV
James E. Swan, IV
Controller